Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                               GENTA INCORPORATED
             (Exact name of registrant as specified in its charter)

         Delaware                                 33-0326866
-------------------------------             -----------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

Two Connell Drive, Berkeley Heights, NJ                           07922
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(Address of Principal Executive Offices)                       (Zip Code)

                  Genta Incorporated 1998 Stock Incentive Plan
        Genta Incorporated Non-Employee Directors' 1998 Stock Option Plan
        -----------------------------------------------------------------
                            (Full title of the plans)

                          Raymond P. Warrell, Jr., M.D.
                 Chairman, President and Chief Executive Officer
                  Two Connell Drive, Berkeley Heights, NJ 07922
                  ---------------------------------------------
                     (Name and address of agent for service)

                                 (908) 286-9800
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                           Randall B. Sunberg, Esquire
                           Morgan, Lewis & Bockius LLP
                               502 Carnegie Center
                           Princeton, New Jersey 08540
                                 (609) 919-6600

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
    Title of Securities to be    Amount to be      Proposed maximum offering   Proposed maximum aggregate            Amount of
           registered             registered (1)      price per share (2)            offering Price           registration fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
per share                               2,353,492             $7.40                         $17,415,840.80           $1,602.26
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
per share                               4,026,825           $2.6689                         $10,747,193.00             $988.74
                                          300,000           $5.7300                          $1,719,000.00             $158.15
                                            3,000           $5.8500                             $17,550.00               $1.61
                                           21,500           $5.9200                            $127,280.00              $11.71
                                           12,500           $6.0625                             $75,781.25               $6.97
                                          100,000           $6.5000                            $650,000.00              $59.80
                                          150,000           $6.5630                            $984,450.00              $90.57
                                          150,000           $6.6560                            $998,400.00              $91.85
                                              750           $6.8100                              $5,107.50               $0.47
                                           13,333           $6.8900                             $91,864.40               $8.45
                                            1,000           $7.0800                              $7,080.00               $0.65
                                            8,000           $7.1100                             $56,880.00               $5.23
                                           10,000           $7.1880                             $71,880.00               $6.61
                                           20,000           $7.1890                            $143,780.00              $13.23
                                          120,000           $7.2500                            $870,000.00              $80.04
                                           40,000           $7.5000                            $300,000.00              $27.60
                                            2,250           $7.5100                             $16,897.50               $1.55
                                           14,600           $7.5630                            $110,419.80              $10.16
                                           10,400           $7.5700                             $78,728.00               $7.24
                                            6,500           $7.5980                             $49,387.00               $4.54
                                           20,000           $7.6500                            $153,000.00              $14.08
                                            5,400           $7.6610                             $41,369.40               $3.81
                                           47,500           $7.7000                            $365,750.00              $33.65
                                           40,000           $7.7190                            $308,760.00              $28.41
                                           50,000           $7.7500                            $387,500.00              $35.65
                                           12,000           $7.8000                             $93,600.00               $8.61
                                          300,000           $7.9690                          $2,390,700.00             $219.94
                                           58,750           $8.0000                            $470,000.00              $43.24
                                           23,000            $8.019                            $184,437.00              $16.97
                                            2,000           $8.2790                             $16,558.00               $1.52
                                           15,000           $8.2900                            $124,350.00              $11.44
                                            1,500           $8.3130                             $12,469.50               $1.15
                                            6,000           $8.5600                             $51,360.00               $4.73
                                            3,750           $8.6250                             $32,343.75               $2.98
                                            5,000           $8.7000                             $43,500.00               $4.00
                                           30,000           $8.9700                            $269,100.00              $24.76
                                            3,500           $9.0200                             $31,570.00               $2.90
                                            1,000           $9.2100                              $9,210.00               $0.85
                                           16,500           $9.5500                            $157,575.00              $14.50
                                            7,750           $9.7500                             $75,562.50               $6.77
                                           62,700           $10.0000                           $627,000.00              $57.68
                                           15,000           $10.3200                           $154,800.00              $14.24
                                            4,000           $10.3500                            $41,400.00               $3.81
                                            1,000           $10.9900                            $10,990.00               $1.01
                                            2,000           $11.1900                            $22,380.00               $2.06
                                           22,000           $11.2400                           $247,280.00              $22.75
                                          125,000           $11.4900                         $1,436,250.00             $132.14
                                            9,500           $11.4900                           $109,155.00              $10.04
                                           60,000           $11.7200                           $703,200.00              $64.69
                                            5,000           $11.9400                            $59,700.00               $5.49
                                            3,900           $12.1200                            $47,268.00               $4.35
                                           18,000           $12.2000                           $219,600.00              $20.20
                                           51,000           $12.4500                           $634,950.00              $58.42
                                            5,000           $12.4900                            $62,450.00               $5.75
                                           10,000           $12.7400                           $127,400.00              $11.72
                                            1,750           $12.7800                            $22,365.00               $2.06
                                            3,500           $12.7900                            $44,765.00               $4.12
                                            6,300           $13.0000                            $81,900.00               $7.53
                                            8,000           $13.0200                           $104,160.00               $9.58
                                            4,000           $13.1800                            $52,720.00               $4.85
                                              750           $13.2200                             $9,915.00               $0.91
                                           35,000           $13.3100                           $465,850.00              $42.86
                                            1,500           $13.3600                            $20,040.00               $1.84
                                            1,800           $13.6900                            $24,642.00               $2.27
                                          497,200           $13.7000                         $6,811,640.00             $626.67
                                           42,000           $13.9100                           $584,220.00              $53.75
                                            9,000           $14.4000                           $129,600.00              $11.92
                                           21,000           $15.2700                           $320,670.00              $29.50
                                            2,000           $15.3700                            $30,740.00               $2.83
                                              750           $15.6400                            $11,730.00               $1.08
                                           10,750           $15.8500                           $170,387.50              $15.67
                                            5,000           $16.1400                            $80,700.00               $7.42
                                            5,000           $16.3700                            $81,850.00               $7.53
                                           75,000           $17.0100                           $127,575.00             $117.37
                                           13,000           $17.7400                           $230,620.00              $21.22
                                      -----------                                                                    ---------
                                        6,796,508                                                                    $3,440.49
                                      -----------                                                                    ---------
                        Total           9,150,000                                                                    $5,042.75
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

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices, as reported on the Nasdaq National Market, of $7.40 per share on October 29, 2002 with respect to the first 2,353,492 shares listed, and based on the exercise prices of options issued under the plan to date with respect to all other shares listed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

         The following documents filed by Genta Incorporated (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended by Forms 10-K/A filed on April 4, 2002 and April 30, 2002.

     2.   Our Current Report on Form 8-K filed on April 29, 2002.

     3.   Our Current Report on Form 8-K filed on June 12, 2002.

     4.   Our Quarterly Report on Form 10-Q for the period ended March 31, 2002.

     5.   Our Quarterly Report on Form 10-Q for the period ended June 30, 2002.

     6. The description of our shares of Common Stock, $.001 par value, contained in the Registration Statement on Form 8-A that we filed with the Securities and Exchange Commission on November 4, 1991 to register those securities under the Securities Exchange Act of 1934.

     All documents that we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained ( in this registration statement or in any other subsequently filed document that also is incorporated by reference in this registration statement) modifies or supersedes such statement. Any statement so modified or superseded will not be deemed to constitute a part of this registration statement except as so modified or superseded.


Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article VIII of our Certificate of Incorporation provides that the personal liability of our directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article VIII of our Certificate of Incorporation provides that we will indemnify any director, officer, authorized representative, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was our director, officer and, if designated by our Board of Directors as an authorized representative, our employee or agent, to the fullest extent permitted by the DGCL against expenses, liabilities and losses. Article VIII further permits us to purchase and maintain insurance to protect any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another entity, against any expense, liability or loss incurred by such person, whether or not we would have the power to indemnify such person against such liability under the DGCL.

     We have purchased directors and officers liability insurance.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         The following Exhibits are filed as part of this Registration
Statement:

         4.1 Genta Incorporated 1998 Stock Incentive Plan, as amended and restated.

         4.2 Genta Incorporated Non-Employee Directors' 1998 Stock Option Plan, as amended and restated.

         5     Opinion of Morgan, Lewis & Bockius LLP.

         23.1  Consent of Deloitte & Touche LLP

         23.2  Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

         24 Power of Attorney (contained on signature page of this Registration Statement).

Item 9.  Undertakings.
         ------------

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berkeley Heights, New Jersey on this 31st day of October, 2002.

                                          GENTA INCORPORATED

                                          /s/ RAYMOND P. WARRELL, JR., M.D.
                                          -----------------------------------
                                          By: Raymond P. Warrell, Jr., M.D.
                                          Chairman, President and
                                          Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond P. Warrell, Jr., M.D., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                       Date

/s/ RAYMOND P. WARRELL, JR., M.D.
---------------------------------   Chairman, President and     November 5, 2002
Raymond P. Warrell, Jr., M.D.       Chief Executive Officer
                                    (principal executive)

/s/ WILLIAM P. KEANE                Chief Financial Officer     November 5, 2002
---------------------------------   (Principal Financial and
William P. Keane                    Accounting Office

/s/ BETSY MCCAUGHEY, PH.D.
---------------------------------   Director                    November 5, 2002
Betsy McCaughey, Ph.D.

/s/ DANIEL D. VON HOFF, M.D.
---------------------------------   Director                    November 5, 2002
Daniel D. Von Hoff, M.D.

/s/ HARLAN J. WAKOFF
---------------------------------   Director                    November 5, 2002
Harlan J. Wakoff

/s/ DOUGLAS G. WATSON
---------------------------------   Director                    November 5, 2002
Douglas G. Watson


/s/ MICHAEL S. WEISS
---------------------------------   Director                    November 5, 2002
Michael S. Weiss


/s/ PATRICK J. ZENNER               Director                    November 5, 2002
---------------------------------
Patrick J. Zenner

                               GENTA INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX
                                 --------------

Exhibit No.
----------

4.1      Genta Incorporated 1998 Stock Incentive Plan, as amended and restated.

4.2 Genta Incorporated Non-Employee Directors' 1998 Stock Option Plan, as amended and restated.

5        Opinion of Morgan, Lewis & Bockius LLP.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

24       Power of Attorney (contained on signature page of this Registration
         Statement).